UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2013

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2013, Stevia First Corp. (the “Company”) offered, subject to certain conditions, to reduce the exercise price of the Series B Warrants issued to certain investors on June 28, 2013 (the “Early Exercise Offer”). Under the terms of the Early Exercise Offer, the holders of the Series B Warrants may exercise all of their Series B Warrants on or before December 9, 2013, at an exercise price of $0.42 per share. The exercise price of the Series B Warrants under the terms of the Series B Warrants is $0.50. The Company sent a letter to the holders of the Series B Warrants disclosing the terms of the Early Exercise Offer on December 6, 2013 (the “Offer Letter”).

As of December 6, 2013, there were outstanding Series B Warrants to purchase an aggregate of 3,362,472 shares of the Company’s common stock, representing approximately 5.4% of the currently issued and outstanding 62,203,724 shares of the Company’s common stock. If the holders of all such outstanding Series B Warrants exercise their rights under the Early Exercise Offer, then the Company would receive gross proceeds of approximately $1,412,000. The Company expects that it would use any such proceeds for research and development related to stevia production and for working capital and general corporate purposes, including general development efforts.

The foregoing is only a brief description of the Early Exercise Offer, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Offer Letter and the Series B Warrant. The form of the Series B Warrant is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 4, 2013 and the letter to the Series B Warrant holders is filed as Exhibit 20.1 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Offer Letter to Series B Warrant holders dated December 6, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the completion and size of the Early Exercise Offer, the Company’s planned use of any proceeds it may receive as a result of the Early Exercise Offer, and the research activities and potential commercialization of any of its product candidates currently under development. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, the Company’s receipt of any proceeds as a result of the Early Exercise Offer, the Company’s use of any such proceeds it may receive, the Company’s research and development activities relating to its product candidates, the Company’s ability to obtain required regulatory approvals to commercialize any of its product candidates, competitive factors in the Company’s industry and market and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions and projections, which could prove to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Annual Report Form 10-K filed with the Securities and Exchange Commission on May 20, 2013 contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, and you should carefully consider the risks and uncertainties described in that Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: December 9, 2013

By:  /s/ Robert Brooke

Name: Robert Brooke

Title: Chief Executive Officer